UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 28, 2026
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Coromar Drive
Santa Barbara, California 93117
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 28, 2026, the board of directors (the “Board”) of Sonos, Inc. (“Sonos” or the “Company”) increased the size of the Board from ten to eleven members and appointed Chris Shackelton to the Board, effective immediately. Mr. Shackelton was appointed as a Class II director for a term expiring at the 2029 Annual Meeting of Stockholders or until his successor is duly elected or qualified. Mr. Shackelton has not been appointed to any committees of the Board at this time.

Mr. Shackelton is a Co-Founder and Managing Partner of Coliseum Capital Management, LLC, a multi-strategy investment firm. He has served on the board of Universal Technical Institute since June 2016. Previously, he served on the boards of Rural/Metro Corporation from March 2008 to June 2011, Interstate Hotels & Resorts, Inc. from February 2009 through March 2010, LHC Group, Inc. from November 2012 to August 2017, ModivCare Inc. from November 2012 to December 2024, Advanced Emissions Solutions, Inc. from July 2014 to June 2016, Medalogix LLC from August 2014 to May 2021, BioScrip, Inc. from March 2015 to August 2019, Lazydays Holdings, Inc. from March 2018 to June 2024 and Gildan Activewear Inc. from December 2023 to May 2024. Prior to these positions, he worked at Watershed Asset Management and Morgan Stanley & Co. Mr. Shackelton received a bachelor’s degree in economics from Yale University.

There is no arrangement or understanding between Mr. Shackelton and any other person pursuant to which he was appointed as a director. There are no transactions in which Mr. Shackelton has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board determined that Mr. Shackelton is independent within the meaning of Nasdaq Listing Standards.

Mr. Shackelton will be eligible to receive the standard compensation available to the Company’s non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 22, 2026. The Company will also enter into its standard form of indemnification agreement with Mr. Shackelton.

Chief Financial Officer Retirement

On July 29, 2026, the Company announced that Saori Casey, Sonos’ Chief Financial Officer (“CFO”), has informed the Company of her intent to retire. Ms. Casey will remain CFO until her successor is appointed and will remain with the Company through a subsequent transition period. The Company has engaged an executive search firm to assist with the identification and evaluation of potential successors. Ms. Casey’s decision to retire is not the result of any dispute or disagreement with the Company.

Item 7.01 Regulation FD Disclosure.

On July 29, 2026, Sonos issued a press release announcing the appointment of Mr. Shackelton. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.
99.1	Press release dated July 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: July 29, 2026	By:	/s/ Eddie Lazarus
Eddie Lazarus Chief Legal Officer